Exhibit 99.1

Laura Siegal Joins Iteris Board of Directors

Technology and Finance Leader to Enhance Company’s Strategic, IP and M&A Expertise

SANTA ANA, Calif. — May 16, 2018 — Iteris, Inc. (NASDAQ: ITI), the global leader in applied informatics for transportation and agriculture, today announced that Laura Siegal, chief financial officer of Natel Engineering Company, Inc. (dba NEO Technology Solutions), has been elected to its board of directors.

Ms. Siegal has been the CFO and a member of the board of directors at NEO Technology Solutions, a manufacturer of products in the industrial, medical, and aerospace and defense markets, since July 2013.

“We are very pleased to have Laura join Iteris as an independent director,” said Tom Thomas, chairman of the board for Iteris. “Laura’s extensive financial expertise, experience in technology and public agency markets, and demonstrated success with mergers and acquisitions will be highly valuable to our board.”

“Iteris enables safer, more efficient mobility and sustainable farming with technology solutions that address smart transportation and digital agriculture,” said Ms Siegal. “I am proud to serve on the board of a company that is solving problems, including pedestrian safety, food availability and environmental sustainability, that make a difference in the lives of everyone.”

Prior to NEO Technology Solutions, Ms. Siegal served in a number of financial management positions at Kratos Defense & Security Solutions, Inc., a publicly traded leading technology, intellectual property, proprietary product and system solution company that provides engineering, information technology and other technical services to government agencies. While there she served as the principal accounting officer, vice president and corporate controller. Ms. Siegal is a certified public accountant and earned a Bachelor’s degree in economics from the University of California, San Diego.

About Iteris, Inc.

Iteris is the global leader in applied informatics for transportation and agriculture, turning big data into big breakthrough solutions. We collect, aggregate and analyze data on traffic, roads, weather, water, soil and crops to generate precise informatics that lead to safer transportation and smarter farming. Municipalities, government agencies, crop science companies, farmers and agronomists around the world use our solutions to make roads safer and travel more efficient, as well as farmlands more sustainable, healthy and productive. Visit www.iteris.com for more information and join the conversation on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This release may contain forward-looking statements, which speak only as of the date hereof and are based upon our current expectations and the information available to us at this time. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “may,” “should,” “will,” “can,” and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements about the impact and contributions of our newly appointed director. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict, and actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, our ability to be (and remain) competitive in new and existing market segments; ability to execute and achieve our plans and initiatives within expected timeframes (or at all) and in a cost-effective manner; and the impact of general industry, economic, political and other conditions in the markets we address. Further information on Iteris, Inc., including additional risk factors that may affect our forward-looking statements, is contained in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, and our other SEC filings that are available through the SEC’s website (www.sec.gov).

Iteris Contact

David Sadeghi
Tel: (949) 270-9523
Email: dsadeghi@iteris.com

Investor Relations

MKR Group, Inc.

Todd Kehrli

Tel: (323) 468-2300

Email: iti@mkr-group.com